UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

 Feel Golf Co., Inc.
 (Exact name of Registrant as specified in its charter)

California	000-26777	77-0532590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Commerce Way Sanford, FL 32771
(Address of principal executive offices)
(321) 397-2072
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective on March 21, 2012, Feel Golf Company, Inc. (the “Company”) effectuated a reverse stock split with a ratio of 100-for-1, whereby each one hundred (100) issued and outstanding shares of the common stock of the Company, par value $0.001 per share (“Common Stock”) shall be combined into one (1) share of Common Stock (the “Reverse Split”), pursuant to the Certificate of Amendment of the Certificate of Incorporation that the Company filed with the State of California’s Secretary of State (“Certificate of Amendment”). As described more fully in the Definitive Information Statement filed by the Company with the Securities and Exchange Commission (“SEC”) on February 6, 2012, a reverse split of the Common Stock, with a ratio of 100-for-1 was adopted and approved by written consent dated January 19, 2012 by the Board, the holders of a majority of the shares of Common Stock and Series A Preferred Stock (“Series A Preferred Stock”) then outstanding and entitled to vote (voting as a single class), and by the holders of a majority of our Series A Preferred Stock.  On January 19, 2012, the Board adopted and approved by written consent a 100-for-1 reverse and it authorized the Company’s officers to file the Certificate of Amendment and take all other necessary steps in order to effect the Reverse Split.

Effective April 2, 2012, the Company’s Common Stock will commence trading under a new OTC Bulletin Board trading symbol, “FEELD”.  The new trading symbol has been assigned by Financial Industry Regulatory Authority (“FINRA”) in connection with the approval of the Reverse Split. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Co., Inc.

Date: March 30, 2012	By:	/s/ Lee Miller
Lee Miller
Chief Executive Officer